Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:
          WHEREAS, Lucent Technologies Inc., a Delaware corporation (the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended September 30, 2006; and
          WHEREAS, the undersigned is a director of the Company;
          NOW, THEREFORE, each of the undersigned hereby constitutes and appoints David W. Hitchcock as attorney-in-fact for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a director of the Company, to executive the above referenced Form 10-K and any amendments or supplements thereto, hereby giving and granting to said attorney-in-fact, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may or shall lawfully do or cause to be done by virtue of this Power of Attorney.
          IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on December 14, 2006.

By:	/s/ Cynthia Christy-Langenfeld
	Name:	Cynthia Christy-Langenfeld

By:	/s/ Timothy Keller
	Name:	Timothy Keller

By:	/s/ Michael Quigley
	Name:	Michael Quigley

By:	/s/ Hubert De Pesquidoux
	Name:	Hubert De Pesquidoux

By:	/s/ Frank D’Amelio
	Name:	Frank D’Amelio